                      THIRD AMENDMENT TO CREDIT AGREEMENT

                  This Third Amendment, dated as of November 27, 1996, is made by and among CAPITAL ASSOCIATES INTERNATIONAL, INC., a Colorado corporation (the "Borrower") and each of the financial institutions appearing on the signature pages hereof (herein collectively called the "Lenders" and individually each called a "Lender") and NORWEST BANK COLORADO, NATIONAL ASSOCIATION, a national banking association, in its separate capacity as agent for the Lenders (in such capacity, the "Agent") and NORWEST EQUIPMENT FINANCE, INC., a Minnesota corporation, in its separate capacity as collateral agent for the Lenders (in such capacity, the "Collateral Agent").

                                    RECITALS

         A. Norwest Bank Colorado, National Association (in its capacity as Lender hereunder "Norwest Colorado"), Norwest Equipment Finance, Inc. (in its capacity as Lender hereunder, "NEFI") First Interstate Bank of Denver, N.A., now known as Wells Fargo Bank (Colorado), N.A. ("Wells Fargo"), First National Bank of Boston ("First Boston") and The Sumitomo Bank, Limited ("Sumitomo") the Agent, the Collateral Agent and the Borrower have entered into a Credit and Security Agreement dated as of November 30, 1994, as amended by a First Amendment to Credit Agreement and Notes dated November 30, 1995, an Assumption Certificate dated February 28, 1995 and a Second Amendment to Credit Agreement and Notes dated January 31, 1996 ( as amended, the "Credit Agreement"). Capitalized terms used in these Recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

         B. Pursuant to the Credit Agreement, the Borrower executed and delivered the following promissory notes: (i) a Working Capital Note dated February 28, 1995 in the original principal amount of $1,500,000 payable to the order of Norwest Colorado, (ii) a Warehousing Note dated February 28, 1995 in the original principal amount of $4,050,000 payable to the order of Norwest Colorado, (iii) a Term Note dated February 28, 1995 in the original principal amount of $1,841,666.67 payable to the order of Norwest Colorado, (iv) a Warehousing Note dated February 28, 1995 in the original principal amount of $5,550,000 payable to the order of NEFI, (v) a Term Note dated February 28, 1995 in the original principal amount of $1,841,666.67 payable to the order of NEFI,
(vi) a Working Capital Note dated February 28, 1995 in the original principal amount of $1,500,000 payable to the order of Wells Fargo, (vii) a Warehousing Note dated February 28, 1995 in the original principal amount of $9,600,000 payable to the order of Wells Fargo, (viii) a Term Note in the original principal amount of $3,683,333.33 payable to the order of Wells Fargo, (ix) a Working Capital Note dated February 28, 1996 in the original principal amount of $1,000,000 payable to the order of Sumitomo, (x) a Warehousing Note dated February 28, 1996 in the original principal amount of $6,400,000 payable to the order of Sumitomo, (xi) a Term Note dated February 28, 1996 in the original principal amount of $2,455,555.56 payable to the order of Sumitomo, (xii) a Working Capital Note dated February 28, 1995 in the original principal amount of $1,000,000 payable to the order of First Boston, (xiii) a Warehousing Note dated February 28, 1995 in the original principal amount of $6,400,000 payable to the order of First Boston and (xiv) a Term Note dated February 28, 1995 in the original principal amount of $2,455,555.56 payable to the order of First Boston (collectively, the "Prior Notes").

         C. The Borrower has requested, among other things, that Wells Fargo be released from its obligations and commitments arising under the Credit Agreement and that the commitments of Norwest Colorado, NEFI, First Boston and Sumitomo (herein the "Continuing Lenders") be increased, and that new advances be made under such increased Commitments, so as to satisfy and pay in full all obligations of the Borrower to Wells Fargo, and that certain other amendments be made to the Credit Agreement. The Lenders are willing to accommodate the Borrower's requests, pursuant to the terms and conditions set forth in this Third Amendment.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, it is agreed as follows:

               1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used in this Third Amendment which are defined in the Credit Agreement shall have the same meanings given to them in the Credit Agreement.

               2.   Amendment of Credit Agreement Definitions.
                    ------------------------------------------

               (a) Section 1.1 of the Credit Agreement is amended to replace or add, as the case may be, the following definitions:

                    "Borrowing Base" means, the lessor of (a) the Warehousing Commitment Amount, or (b) the sum of (i) ninety-seven and one half percent (97.50%) of the Lease Value of Eligible Warehousing Leases and (ii) ninety percent (90%) of the Lease Value of Installment Purchase Warehousing Leases.

                    "CAI V" means CAI Equipment Leasing V Corp., a wholly owned subsidiary of the Parent.

                    "Commitment Termination Date" means the earliest of (i) November 30, 1997 or (ii) the date on which the Working Capital Commitments and the Warehousing Commitments are terminated in full or reduced to zero pursuant to SECTION 5.2(a).

                    "Floating Rate Warehousing Advances" means any Warehousing Advance which bears interest at a rate determined by reference to the Warehousing Floating Rate.

                    "Guarantors" means the Parent, CAI Equipment Leasing I Corp., CAI Equipment Leasing III Corp., CAI Equipment Leasing IV Corp., CAI Partners Management Company, Capital Equipment Corporation, CAI Equipment Leasing V Corp. and CAI Lease Securitization I Corp.

                    "Installment Purchase Warehousing Leases" means, a Warehousing Lease which would constitute an Eligible
                    Warehousing Lease but for the fact that the Related Equipment has not yet been delivered to the Lessee and the Lessee has not yet executed and delivered to the Borrower an appropriate acceptance certificate with respect to such Related Equipment, except that in no event shall any of the following be deemed an Installment Purchase Warehousing
                    Lease:

                        i) A Warehousing Lease with respect to which the Borrower has not entered into an enforceable interim funding agreement (in form and content acceptable to the Agent) pursuant to which the Lessee has irrevocably committed and agreed to compensate the Borrower for the Borrower's costs incurred (including imputed interest) to make payments on account of Related Equipment prior to the Lease commencement date and to pay to the Borrower the Lease Value of such Warehousing Lease if the Related Equipment is not delivered on or prior to 120 days after the date of such agreement;

                        (ii) A Warehousing Lease with respect to which the Agent, in its sole discretion, has not approved the manufacturer of the Related Equipment;

                        (iii) A Warehousing Lease with respect to which the Lessee is not a "1" or "2" rated credit;

                        (iv) A Warehousing Lease that has not been converted to an Eligible Warehousing Lease within 120 days after the date on which it became an Installment Payment Warehousing Lease for purposes of the Borrowing Base; and

                        (v) A Warehousing Lease if the total Lease Value of all Installment Payment Warehousing Leases, in the aggregate including such Warehousing Lease, exceeds $5 million.

                  "Interest Period" means, relative to any LIBO Term Loan or LIBO Advance, the period beginning on (and including) the date on which such LIBO Term Loan or LIBO Advance is made or continued as, or converted into, a LIBO Term Loan pursuant to the applicable provisions of ARTICLE II or a LIBO Advance pursuant to the applicable provisions of ARTICLE IV and shall end on (but exclude) the day which numerically corresponds to such date one (1), two (2) or three (3) months thereafter (or if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice; provided, however, that:

                        (i) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time with respect to a Facility which have expiration dates occurring on more than three (3) different dates;

                        (ii) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day; and

                        (iii)  no  Interest   Period  may  end  later  than  the
                        Commitment Termination Date.

                  "LIBO Advance" means any portion of a Warehousing Advance which bears interest at a rate determined by reference to the LIBO Rate.

                  "LIBO Rate" means the annual rate equal to the sum of (i) the rate obtained by dividing (a) the rate (rounded up to the nearest 1/16th of one percent) determined by the Agent to be the average rate at which U.S. dollar deposits are offered to the Agent by major banks in the London interbank eurodollar market for funds to be made available on the first day of any Interest Period in an amount approximately equal to the Agent's portion of the amount for which a LIBO Rate quotation has been requested and maturing at the end of such Interest Period, by (b) a percentage equal to 100% minus the Federal Reserve System reserve requirement (expressed as a percentage) applicable to such deposits and (ii) (A) with respect to the Warehousing Facility, two and three quarters percent (2.75%) and (B) with respect to the Term Facility, three percent (3.00%).

                  "Parent Demand Notes" means those certain demand notes payable by the Parent to certain Subsidiaries of the Parent, as described and identified in SCHEDULE 10.0, together with those certain demand notes payable by the Parent (i) to CAI V in a principal amount not to exceed $1,250,000 and (ii) to CAI-UBK Equipment Corp.
                  in a principal amount not to exceed $50,000.

                  "Residual Value" means, with respect to Related Equipment, Residual Equipment or Residual Equipment Interests, the lesser of (i) the Borrower's booked Residual Value of the Borrower's interest in such Equipment as of the scheduled expiration date of the Lease to which such Equipment is subject or (ii) forty percent (40%) of the original cost of such Equipment.

                  "Term Loan Commitment Amount" means Four Million Six Hundred Ninety-Four Thousand Four Hundred Forty-Four Dollars ($4,694,444), being the maximum aggregate amount of the Term Loan Commitments of all Lenders, subject to reduction in accordance with SECTION 5.2(a).

                  "Third   Amendment  to  Credit   Agreement"  means  the  Third
                  Amendment to Credit Agreement dated as of November 27, 1996, by and among the Lenders, the Borrower and the Agent."

                  "Warehousing Commitment Amount"' means Twenty-Two Million Eight Hundred Five Thousand Five Hundred Fifty-Six Dollars ($22,805,556), being the maximum aggregate amount of the Warehousing Commitments of all Lenders, subject to reduction in accordance with Section 5.2(a).

                  "Working Capital Commitment Amount" means Seven Million Five Hundred Thousand Dollars ($7,500,000), being the maximum aggregate amount of the Working Capital Commitments of all Lenders, subject to reduction in accordance with SECTION 5.2(a).

               (b) Section 1.1 of the Credit Agreement is further amended by modifying certain definitions as provided below:

                    (i) The definition of "Eligible Lease" is amended by deleting clause (ix) thereof in its entirety and substituting in place thereof the following:

                         "(ix-A) a Lease  with a Lessee  that is a credit  rated
                    "4"  or  higher,   under  the  Borrower's   credit  approval
                    standards (as described in SECTION 6.5),

                         (ix-B) a Lease with a Lessee that is a "1" or "2" rated
                    credit if the total unpaid amount due under all Leases with such Lessee, in the aggregate including such Lease, exceeds $10,000,000;

                         (ix-C) a Lease with a Lessee that is a "3" rated credit
                    if the total unpaid amount due under all Leases with such Lessee, in the aggregate including such Lease, exceeds (A) $3,000,000 or (B) $5,000,000 if Borrower has obtained from a creditworthy Person a commitment to purchase or provide Non-Recourse Debt to finance within sixty (60) days all such Leases in excess of $3,000,000 (and such Leases are, in fact, purchased or financed by such Person as provided in such commitment); and"

                    (ii) The definition of "Eligible  Lease" is further  amended by adding new clauses (xi) and (xii) at the end thereof which read as follows:

                         "(xi) a Lease covering  Related  Equipment with respect
                    to which the Borrower's booked Residual Value exceeds forty-five percent (45%); and

                         (xii) a Lease covering Related  Equipment which, in the
                    aggregate, was purchased by the Borrower for an initial purchase price of less than $25,000."

                    (iii) The definition of "Eligible Other Investment Asset" is hereby amended by deleting in its entirety clause (a) thereof.

                    (iv) The  definition of "Lease  Value" is hereby  amended by adding the following to the end thereof:

                         "PROVIDED,  HOWEVER,  that  with  respect  to any Lease
                    which is an Installment Purchase Warehousing Lease, the Lease Value shall equal the aggregate unreimbursed amount paid by the Borrower to the manufacturer of the Related Equipment in contemplation of the production and delivery of such Related Equipment to the Lessee under such Installment Purchase Warehousing Lease."

               3. ADJUSTMENT OF COMMITMENTS AND PERCENTAGES; RELEASE OF WELLS FARGO. Wells Fargo has indicated its desire to be taken out of its Commitments by the Continuing Lenders and to be relieved of any further obligations thereunder, and the Continuing Lenders have agreed to accommodate that desire, subject to the terms and conditions set forth below:

               (a) The effective date on which the Continuing Lenders shall assume the outstanding Commitments and Advances of Wells Fargo is December 2, 1996 (the "Effective Date"), subject to compliance with the terms and conditions of this Third Amendment.

               (b) On the Effective Date, the respective Commitments and Percentages of each Continuing Lender shall be adjusted in accordance with the Commitments and Percentages set forth on the signature page hereof opposite such Continuing Lender's name.

               (c) On the Effective Date, Wells Fargo will assign to each Continuing Lender a portion of Wells Fargo's outstanding Term Loans, Working Capital Advances and Warehousing Advances, pro rata as between Floating Rate Term Loans and each tenor or LIBO Term Loans, in an amount equal to the product of (i) each Continuing Lender's Percentage (as set forth and described in this Third Amendment) and (ii) the outstanding balance of each Type of Wells Fargo's outstanding Term Loans and Advances, and each Continuing Lender shall purchase such Term Loans and Advances from Wells Fargo. Thereafter, all Term Loans and Advances so purchased by a Continuing Lender shall be evidenced by the Borrower's Replacement Notes issued to such Continuing Lender, as contemplated below. All such purchases by a Continuing Lender from Wells Fargo shall be deemed without recourse or warranty.

               (d) From and after the Effective Date, the Agent shall collect and apply all accrued interest and fees payable in respect of Wells Fargo's Commitments and Advances in accordance with the Credit Agreement for the period prior to the Effective Date for the benefit and account of Wells Fargo. Each Continuing Lender shall be entitled to receive interest and fees in respect of its Commitments, Advances and Term Loans so purchased from Wells Fargo from and after the Effective Date.

               (e) On the Effective Date, the Commitments of Wells Fargo shall be deemed canceled and terminated, all right, title, claim and interest of Wells Fargo in to and under the Credit Agreement or otherwise under any Loan Documents executed in connection therewith shall terminate and Wells Fargo shall be deemed released from any further obligations and agreements thereunder.

               4. DELIVERY OF REPLACEMENT NOTES. Concurrently with execution and delivery of this Third Amendment, the Borrower shall issue and deliver to the Agent new Replacement Notes dated as of the Effective Date payable to the order of each Continuing Lender in the stated principal amount of such Continuing
Lender's Term Loan Commitment, Working Capital Commitment and Warehousing Commitment, respectively (herein the "Replacement Notes"). The Replacement Notes shall be issued in replacement for, but not in payment of, the Prior Notes held by such Continuing Lender, and upon issuance and delivery of the Replacement Notes, the Prior Notes shall have no further force or effect and shall be returned to the Borrower marked "Replaced." The Agent agrees to deliver Replacement Notes to the appropriate Continuing Lender promptly upon receipt thereof by the Agent.

               5. REFERENCES TO WELLS FARGO AS LENDER INEFFECTIVE. From and after the Effective Date, the term "Lenders" as used in the Credit Agreement shall be deemed to include only the Continuing Lenders, and Wells Fargo shall no longer be deemed a party to the Credit Agreement or entitled to any benefits thereunder.

               6. LIBO RATE OPTION FOR WAREHOUSING ADVANCES. The Borrower has requested that, at the Borrower's election, the Borrower be permitted to select LIBO Rates for outstanding indebtedness evidenced by Warehousing Notes. To accommodate that request, Article IV of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               Section 4.1 COMMITMENTS. Each Lender hereby agrees, severally but not jointly, on the terms and subject to the conditions herein set forth, to make Warehousing Advances to the Borrower from time to time during the period from the date hereof to and including the Commitment Termination Date, or the earlier date of termination in whole of the Warehousing Commitments pursuant to SECTIONS 5.2 or 11.2, in an amount not to exceed such Lender's Percentage of each Warehousing Borrowing from time to time requested by the Borrower; PROVIDED, HOWEVER, that
          (i) the aggregate amount of Warehousing Advances which any Lender shall be committed to have outstanding hereunder shall not exceed such Lender's Warehousing Commitment or such Lender's Percentage of the Warehousing Borrowing Base and (ii) the aggregate amount of Warehousing Advances which all Lenders shall be committed to have outstanding hereunder shall not exceed the Borrowing Base. Within the above limits, the Borrower may borrow, prepay in accordance with the terms hereof and reborrow in accordance with this ARTICLE IV.

               Section 4.2 VARIOUS TYPES OF FUNDINGs. The Warehousing Advances shall be funded by the Lenders as either Floating Rate Warehousing Advances or LIBO Advances (each being herein called a "Type" of Warehousing Advance), as the Borrower shall specify pursuant to
          SECTION 4.3, 4.4 or 4.5. Floating Rate Warehousing Advances and LIBO Advances may be outstanding at the same time. It is understood, however, that in the case of LIBO Advances, not more than three (3) different Interest Periods shall be outstanding at any one time, and the aggregate principal amount of Warehousing Advances subject to a specified Interest Period shall be in an amount equal to $1,000,000 or a higher integral multiple of $100,000.

               Section 4.3 PROCEDURES FOR BORROWING. Borrowings under the Warehousing Facility shall occur on Wednesday of each week, provided the Borrower shall have given notice to both Agents of a proposed Warehousing Borrowing not later than 12:00 Noon, Denver, Colorado time, on a Business Day that is at least two (2) Business Days prior to the proposed date of funding for Floating Rate Warehousing Advances and at least three (3) Business Days prior to the proposed date of funding for LIBO Advances. Each such notice shall be effective upon receipt by the Agents and shall be in writing or by telecopy transmission (in either case, in the form of EXHIBIT 1 to the Third Amendment), shall specify whether the Warehousing Advances are to bear interest at a Warehousing Floating Rate or at one or more LIBO Rates, and in the case of a Borrowing that is to bear interest at one or more LIBO Rates, shall specify the Interest Period or Interest Periods to be applicable thereto, and shall be accompanied by a properly completed and duly executed Borrowing Base Certificate. In order to be included in a Borrowing Base Certificate provided to the Agents with respect to a Warehousing Borrowing, the original of each Warehousing Lease therein described must be delivered to the Collateral Agent at its Administrative Address not later than 12:00 Noon, Denver, Colorado time, on a Business Day that is at least two (2) Business Days prior to the proposed date of such Warehousing Borrowing. Subject to the additional limitations set forth in SECTION
         4.2 for LIBO Advances, the aggregate principal amount of each Warehousing Borrowing shall be in an amount not less than $500,000. Promptly upon receipt of a notice under this SECTION 4.3 the Agent shall advise each Lender of the proposed Borrowing and the proposed interest rates to be in effect with respect thereto and the applicable Interest Period. At or before 12:00 Noon, Denver, Colorado time, on the requested Warehousing Borrowing date, each Lender shall provide the Agent at the principal office of the Agent in Denver, Colorado with immediately available funds covering such Lender's Percentage of such Warehousing Borrowing, and subject to the satisfaction of the conditions precedent set forth in ARTICLE VII with respect to such Warehousing Borrowing, the Agent shall deposit to the Borrower's account maintained with the Agent proceeds of the Warehousing Borrowing.

               Section 4.4 CONVERTING FLOATING RATE WAREHOUSING ADVANCES TO LIBO ADVANCES; PROCEDURES. So long as no Default or Event of Default shall exist, the Borrower may convert all or any part of any outstanding Floating Rate Warehousing Advance into one or more LIBO Advances by giving notice to the Agent of such conversion not later than 2:00 p.m., Denver, Colorado time, on a Business Day which is at least three
          (3) Business Days prior to the date of the requested conversion. Each such notice shall be effective upon receipt by the Agent, shall be in writing or by telecopy transmission (in the form of EXHIBIT 2 to the Third Amendment), shall specify the date and amount of such conversion, the total amount of Warehousing Advances to be so converted and the Interest Period or Interest Periods therefor. Promptly upon receipt of such notice, the Agent shall advise each Lender thereof. Each conversion of Warehousing Advances shall apply pro rata to all Floating Rate Warehousing Advances held by the Lenders, shall commence on a Business Day, and the aggregate amount of each such conversion of Floating Rate Warehousing Advances to LIBO Advances shall be in an amount equal to $1,000,000 or a higher integral multiple of $100,000.

               Section 4.5 PROCEDURES AT END OF AN INTEREST PERIOD. Unless the Borrower requests a new LIBO Rate in accordance with the procedures set forth below, each Lender shall automatically and without request by the Borrower, convert each LIBO Advance to a Floating Rate Warehousing Advance on the last day of the relevant Interest Period. So long as no Default or Event of Default shall exist, the Borrower may cause all or any part of any outstanding LIBO Advance to continue to bear interest at a LIBO Rate after the end of the applicable Interest Period by notifying the Agent no later than 2:00 p.m., Denver, Colorado time, on a Business Day which is at least three (3) Business Days prior to the first day of the new Interest Period. Each such notice shall be in writing or by telecopy transmission (in the form of EXHIBIT 3 to the Third Amendment), shall be effective when received by the Agent, and shall specify the first day of the applicable Interest Period, the amount of the expiring LIBO Advance to be continued and the Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Lender thereof. Each new Interest Period shall begin on a Business Day and the aggregate amount of the Warehousing Advances bearing the new LIBO Rate shall be in an amount equal to $1,000,000 or a higher integral multiple of $100,000.

               Section 4.6 SETTING AND NOTICE OF RATES. The applicable LIBO Rate for each Interest Period shall be determined by the Agent and notice thereof (which may be by telephone) shall be given by the Agent to the Borrower and each Lender. Each such determination of the applicable LIBO Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent, upon written request of the Borrower or any Lender, shall deliver to the Borrower or such Lender a statement showing the computations used by the Agent in determining the applicable LIBO Rate hereunder.

               Section 4.7 PRO RATA TREATMENT. All Warehousing Advances, conversions and repayments shall be effected so that after giving effect thereto all Types of Warehousing Advances outstanding and all applicable Interest Periods shall be pro rata among the Lenders according to their respective Percentages.

               Section 4.8 INTEREST ON WAREHOUSING ADVANCES. The Borrower hereby agrees to pay interest on the unpaid principal amount of each Warehousing Advance for the period commencing on the date such Warehousing Advance is funded by a Lender until such Warehousing Advance is paid in full, in accordance with the following:

                    (a) FLOATING RATE WAREHOUSING  ADVANCES.  Subject to SECTION
               4.8(c), while any portion of a Warehousing Advance is a Floating Rate Warehousing Advance, the outstanding principal balance thereof shall bear interest at an annual rate at all times equal to the Warehousing Advance Floating Rate.

                    (b) LIBO RATE ADVANCES. Subject to SECTION 4.8(c), while any portion of a Warehousing Advance is a LIBO Advance, the outstanding principal balance thereof shall bear interest for the applicable Interest Period at an annual rate equal to the LIBO Rate established with respect to such LIBO Advance in accordance with SECTION 4.3, 4.4 or 4.5 hereof.

                    (c) DEFAULT RATE.  From and after the occurrence of an Event of Default and continuing thereafter until such Event of Default shall be remedied to the written satisfaction of the Required Lenders, the outstanding principal balance of each Warehousing Advance shall bear interest, until paid in full, at a rate equal to (i) the interest rate otherwise in effect with respect to such Warehousing Advance and (ii) four percent (4%).

               Section 4.9. OBLIGATION TO REPAY WAREHOUSING ADVANCE; REPRESENTATIONS. The Borrower shall be obligated to repay all Warehousing Advances at the applicable interest rates established under this ARTICLE IV notwithstanding the failure of the Agent to receive any written request therefor or written confirmation thereof and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for a Warehousing Borrowing under this ARTICLE IV, whether written, telephonic, telecopy or otherwise, shall be deemed to be a representation by the Borrower that the conditions set forth in SECTION 7.2 have been satisfied as of the time of the request.

               Section 4.10 WAREHOUSING NOTES. All Warehousing Advances made by each Lender shall be evidenced by and repayable with interest in accordance with a Warehousing Note of the Borrower payable to the order of such Lender in the amount of such Lender's Warehousing Loan Commitment. The unpaid principal amount of each Warehousing Note shall be payable as provided therein and herein and upon demand by the Lenders pursuant to SECTION 11.2 hereof.

               Section 4.11 INTEREST DUE DATES. Accrued interest on each Warehousing Advance shall be payable in arrears on the last day of each month and at maturity.

               Section 4.12 USE OF PROCEEDS. The proceeds of each Warehousing Borrowing shall be used by the Borrower for purposes of acquiring or funding leases for resale or as temporary financing pending the securing of permanent financing for any such Lease.

               Section  4.13  INCREASED   COSTS;   CAPITAL   ADEQUACY;   FUNDING
          EXCEPTIONS. With respect to all LIBO Advances from time to time outstanding hereunder, the Borrower hereby covenants and agrees that:

                    (a) INCREASED COSTS ON LIBO ADVANCES. If Regulation D of the
               Board of Governors of the Federal Reserve System, or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any existing law, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall:

                    (i) subject any Lender to or cause the withdrawal or termination of any exemption previously granted any Lender with respect to, any tax, duty or other charge with respect to its LIBO Advances or its obligation to make LIBO Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest under this Agreement in respect of its LIBO Advances or its obligation to make LIBO Advances (except for changes in the rate of tax on the overall net income of such Lender imposed by the jurisdictions in which such Lender's principal executive office is located); or

                    (ii) impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to SECTION), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

                    (iii) impose on any Lender any other condition affecting its making, maintaining or funding of its LIBO Advances or its obligation to make LIBO Advances;

                    and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any LIBO Advance, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Warehousing Note, then the affected Lender will notify the Borrower and the Agent and within fifteen (15) days after demand by such Lender (which demand shall be accompanied by a statement setting forth the basis of such demand) the Borrower shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or such reduction. Each Lender will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION
                    4.13. If the Borrower receives notice from any Lender of any event which will entitle such Lender to compensation pursuant to this SECTION 4.13, the Borrower, at its option, may prepay any then outstanding LIBO Advances or notify the Agent (which shall promptly notify each Lender) that any pending request for a LIBO Advances shall be deemed to be a request for a Floating Rate Warehousing Advance, in each case without payment of any additional funding losses pursuant to the provisions of SECTION 4.14.

                         (b) BASIS FOR  DETERMINING  INTEREST RATE INADEQUATE OR
                    UNFAIR. If with respect to any Interest Period:

                         (i) the Agent determines that deposits in U.S. dollars (in the applicable amounts), as the case may be, are not being offered to the Agent in the London interbank eurodollar market for such Interest Period; or

                         (ii) the Agent otherwise determines (which determination shall be binding and conclusive on all parties) that by reason of circumstances affecting the London interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate; or

                         (iii) the Required Lenders advise the Agent that the LIBO Rate as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding a LIBO Advance for such Interest Period, or that the making or funding of LIBO Advances has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such LIBO Advances,

                         THEN the  Agent  shall  promptly  notify  the  affected
                    parties and (A) in the event of any occurrence described in the foregoing clause (i) the Borrower shall enter into good faith negotiations with each affected Lender in order to determine an alternate method to determine the LIBO Rate for such Lender, and during the pendency of such negotiations with any Lender, such Lender shall be under no obligation to make LIBO Advances, and (B) in the event of any occurrence described in the foregoing clauses (ii) or (iii), for so long as such circumstances shall continue, no Lender shall be under any obligation to make LIBO Advances.

                         (c) ILLEGALITY. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental authority, central bank, comparable agency or any other regulatory body charged with the interpretation, implementation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, comparable agency or other regulatory body, should make it (or, in the good faith judgment of the applicable Lender, shall raise a substantial question as to whether it is unlawful for a Lender (any such Lender herein called an "Affected Lender") to make, maintain or fund LIBO Advances then (i) the Affected Lender shall promptly notify each of the other parties hereto, (ii) the obligation of the Affected Lender to make, maintain or convert into LIBO
                    Advances shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (iii) for the duration of such unlawfulness, any notice by the Borrower pursuant to SECTIONS 4.3, 4.4 or 4.5 requesting Lenders to make or convert into LIBO Advances shall, as to the Affected Lender, be construed as a request to make or to continue making Floating Rate Warehousing Advances in the amount of such Affected Lender's Percentage of the total amount of LIBO Advances requested.

                         Section 4.14 FUNDING  LOSSES.  With respect to all LIBO
                    Advances, the Borrower hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Borrower will indemnify such Lender against any loss or expense which such Lender may have sustained or incurred (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain LIBO Advances), as reasonably determined by such Lender, (i) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with any LIBO Advances, or (ii) due to any failure of the Borrower to borrow or convert any LIBO Advances on a date specified therefor in a notice thereof or (iii) due to any payment or prepayment (including any prepayment pursuant to SECTIONS 5.2(b) or 5.2(c), but excluding any prepayment pursuant to SECTION 4.13) of any LIBO Advances on a date other than the last day of the applicable Interest Period for such LIBO Advances. For this purpose, all notices of LIBO Rate elections
                    pursuant   to  this   ARTICLE  IV  shall  be  deemed  to  be
                    irrevocable.

                         Section  4.15 RIGHT OF LENDERS  TO FUND  THROUGH  OTHER
                    OFFICES. Each Lender, if it so elects, may fulfill its Commitment as to any LIBO Advance by causing a foreign branch or affiliate of such Lender to make such LIBO Advance; PROVIDED, that in such event the obligation to the Borrower to repay such LIBO Advance shall nevertheless be to such Lender and shall be deemed held by such Lender, to the extent of such LIBO Advance, for the account of such branch or affiliate.

                         Section 4.16 DISCRETION OF LENDERS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Warehousing
                    Advances in any manner it deems fit, it being understood, however, that for the purposes of this Agreement (specifically including, without limitation, SECTION 4.14 hereof) all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBO Advance during each Interest Period for such LIBO Advance through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the appropriate LIBO Rate for such Interest Period.

                         Section 4.17 CONCLUSIVENESS OF STATEMENTS;  SURVIVAL OF
                    PROVISIONS. Determinations and statements of any Lender pursuant to SECTION 4.13 or 4.14 shall be conclusive absent demonstrable error. Each Lender may use reasonable averaging and attribution methods in determining compensation pursuant to such Sections and the provisions of such Sections shall survive termination of this Agreement.

                         7. NON-RESIDUAL COLLATERAL COVERAGE RATIO. Section 9.14
of the Credit Agreement, providing for a Non-Residual Collateral Coverage Ratio, is hereby deleted.

                         8. EQUIPMENT   CLASSIFICATION   CONCENTRATION    LIMIT.
SECTION 9.15 of the Credit Agreement is hereby amended in its entirety to read as follows:

                            "The  Borrower  will at no time  permit the ratio of
                         (a) the adjusted net book value of any type of Equipment to (b) the adjusted net book value of all of the Borrower's Equipment, expressed as a percentage, to be greater than the applicable percentage set forth opposite such Equipment type in SCHEDULE 9.15-A attached to the Third Amendment."

                         9. INDEBTEDNESS. Subsection (b) of SECTION 10.2, of the
Credit Agreement is hereby amended in its entirety to read as follows:

                         "(b)     Indebtedness evidenced by Parent Demand
                         Notes and other indebtedness in existence on the date hereof and listed in SCHEDULE 10.0; and"

                         10. INVESTMENTS.  Subsection (a) of SECTION 10.4 of the
Credit Agreement is hereby amended in its entirety to read as follows:

                         "(a)     investments in Subsidiaries of the
                         Borrower or the Parent as shown and described in SCHEDULE 10.0-A attached to the Third Amendment."

                         11. NO OTHER CHANGES.  Except as explicitly  amended by
this Third Amendment, all terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Notwithstanding anything to the contrary contained herein or in any other instrument executed by the Borrower, the Guarantors, any Lender, the Agent or the Collateral Agent, the agreements, covenants and provisions contained herein shall constitute the only evidence of the Lenders' agreement with respect to modification of any of the Loan Documents. The Borrower acknowledges and agrees that no express or implied consent to any additional or further amendments or modifications of any of the Loan Documents shall be inferred or implied by the execution and delivery of this Third Amendment. Further, execution of this Third Amendment shall not constitute a waiver (either express or implied) of any requirement set forth in the Credit Agreement for the express written approval of the Lenders or Required Lenders, as the case may be, for any other or future modifications or amendments of the Loan Documents, and no such further approval (either express or implied) has been given with respect thereto as of the date of this Third Amendment.

                         12. CONDITIONS PRECEDENT. This Third Amendment shall be
effective when the Agent has received:

                         (a) an original of this Third Amendment,  duly executed
                    on behalf of the Borrower, each Lender, the Agent and the Collateral Agent;

                         (b)  the  Replacement   Notes,  duly  executed  by  the
                    Borrower;

                         (c) a Guaranty  Agreement  of CAI V, duly  executed  on
                    behalf of CAI V, guaranteeing the due and prompt payment when due of all Obligations;

                         (d) a First Amendment to Pledge and Security  Agreement
                    of Parent, together with original stock certificates (and stock powers signed in blank) representing all issued and outstanding Common Stock of CAI V;

                         (e) the  Acknowledgment and Agreement of Guarantors set
                    forth at the end of this Third Amendment, duly executed by each Guarantor;

                         (f) a Pledge and Security Agreement,  properly executed
                    on behalf of CAI V, pledging its general partnership interests in all public income fund partnerships owned by it, together with copies of the partnership agreements with respect thereto and a duly executed Confirmation of Pledge letter and a Notification of Pledge letter, each in form and content acceptable to the Agent;

                         (g) a  financing  statement  naming CAI V as debtor and
                    describing the collateral covered by the Pledge and Security Agreement described in clause (f) above, together with appropriate UCC searches showing that no State or Federal tax liens have been filed and remain in effect and that no financing statements or other notifications or filings have been filed and remain in effect against CAI V;

                         (h) a Certificate of the Secretary or Assistant Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Third Amendment, (ii) the fact that the Articles of Incorporation and Bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the secretary's certificate executed by the Borrower's Secretary prior to and in contemplation of the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified, except as disclosed to the Lenders, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to such prior secretary's certificate as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Third Amendment and all other documents, agreements and certificates on behalf of the Borrower;

                         (i) Certificate of the Secretary or Assistant Secretary
                    of CAI V which shall certify the names of officers of CAI V authorized to sign CAI V's Guaranty and Pledge and Security Agreement as described above, and the other documents and certificates to be delivered hereunder, together with sample signatures of such officers;

                         (j) a certified copy of the resolutions of the board of
                    directors of CAI V evidencing approval of its Guaranty and the execution and delivery of its Pledge and Security Agreement as contemplated herein, together with copies of its Articles of Incorporation, Bylaws and Certificate of Good Standing;

                         (k) the  Warehousing  Agency Fee described in paragraph
                    17 hereof; and

                         (l) such  other  matters  as the Agent  may  reasonably
                    require with respect to the matters set forth herein.

                         13. REPRESENTATIONS AND WARRANTIES. The Borrower hereby
represents and warrants to the Lenders as follows:

                         (a) The Borrower has all requisite  power and authority
                    to execute this Third Amendment and to perform all of its obligations hereunder, and this Third Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by any applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors' rights generally.

                         (b) The  execution,  delivery  and  performance  by the
                    Borrower of this Third Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                         (c) All of the representations and warranties contained
                    in the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; provided, however, that attached hereto are replacement Schedules 8.4 (Revised) and 8.10 (Revised) for purposes of such representations and warranties.

                         14. REFERENCES.  All references in the Credit Agreement
to "this Agreement" shall be deemed to refer to the Credit Agreement as amended by this Third Amendment and any and all references in the Security Documents or any other Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Third Amendment.

                         15. NO WAIVER.  The  execution of this Third  Amendment
and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Third Amendment.

                         16.  RELEASE.  The  Borrower,  and  each  Guarantor  by
signing the Acknowledgment and Agreement of Guarantor set forth below, hereby absolutely and unconditionally release and forever discharge each Lender, the Agent and the Collateral Agent and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Third Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

                         17. COSTS AND EXPENSES.  The Borrower hereby  reaffirms
its agreement under the Credit Agreement to pay or reimburse the Agent on demand for all costs and expenses incurred by the Agent in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Agent for the services performed by such counsel in connection with the preparation of this Third Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Agent may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

                         18.  AGENCY  FEE.  The  Borrower  agrees  to pay to the
Agent, for the account of both Agents, a Warehousing agency fee of $100,000, payable upon execution of this Third Amendment. The Warehousing agency fee described above shall be deemed fully earned by the Agent upon execution of this Third Amendment.

                         19.   MISCELLANEOUS.   This  Third  Amendment  and  the
Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be duly executed as of the date first written above.




                                             CAPITAL ASSOCIATES
                                              INTERNATIONAL, INC.

                                             By /s/John E. Christensen
                                                --------------------------------
                                                John E. Christensen
                                                Its Senior Vice President






Term Loan Commitment:        $782,408.90     NORWEST BANK COLORADO,
Term Loan Percentage:        16.6667%          NATIONAL ASSOCIATION,
Working Capital Commitment:  $2,500,000.00     as Agent and Continuing Lender
Working Capital Percentage:  33.3333%
Warehousing Commitment:      $2,967,591.10
Warehousing Percentage:      13.01258%       By /s/Sandra A. Sauer
                                                --------------------------------
                                                Sandra A. Sauer
                                                Its Vice President






Term Loan Commitment:        $782,408.90     NORWEST EQUIPMENT FINANCE, INC.
Term Loan Percentage:        16.6667%         as Collateral Agent and Continuing
Working Capital Commitment:  $0               Lender
Working Capital Percentage:  0%
Warehousing Commitment:      $5,467,591.10
Warehousing Percentage:      23.97482%       By /s/Judy I. VanOsdel
                                                --------------------------------
                                                Judy I. VanOsdel
                                                Its Vice President




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Term Loan Commitment:        $1,564,813.10   THE SUMITOMO BANK, LIMITED,
Term Loan Percentage:        33.3333%          as Continuing Lender
Working Capital Commitment:  $2,500,000.00
Working Capital Percentage:  33.3333%
Warehousing Commitment:      $5,935,186.90
Warehousing Percentage:      26.0252%        By /s/Judith M. Bresnen
                                                --------------------------------
                                                Its Vice President





Term Loan Commitment:        $1,564,813.10   FIRST NATIONAL BANK OF BOSTON,
Term Loan Percentage:        33.3333%          as Continuing Lender
Working Capital Commitment:  $2,500,000.00
Working Capital Percentage:  33.3333%
Warehousing Commitment:      $8,435,186.90
Warehousing Percentage:       36.9874%       By /s/Deirdre Holland Cobery
                                                --------------------------------
                                                Its Vice President





Term Loan Commitment:        $0              WELLS FARGO BANK (Colorado), N.A.,
Term Loan Percentage:        0%                as Lender
Working Capital Commitment:  $0
Working Capital Percentage:  0%
Warehousing Commitment:      $0
Warehousing Percentage:      0%              By /s/Mary Holm
                                                --------------------------------
                                                Its Vice President